UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report April 9, 2015

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Central European Media Enterprises Ltd. ("we" or the "Company") is providing unaudited quarterly segment information recast from the years ended December 31, 2014 and 2013 to exclude the results of businesses classified as discontinued operations in our consolidated statements of operations and comprehensive income during 2014. These changes had no effect on net revenue, OIBDA or net loss for the years ended December 31, 2014 and 2013, as reported in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 12, 2015. Segment net revenue and OIBDA have been recast in each quarter presented to include only the results of continuing operations. We believe that the unaudited recast financial information will be helpful to users of our financial statements in better understanding our 2015 financial results.

The recast segment information is furnished as Exhibit 99.1 hereto and incorporated herein by reference. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The recast segment information includes financial measures which are not presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding the Company's results of operations because we use these non-GAAP financial measures to assess operational efficiencies and these measures also form the basis of bonus incentives for executive management and throughout the Company. Exhibit 99.1 includes a reconciliation to the most directly comparable GAAP financial measures.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1     Segment Data (furnished only)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date:	April 9, 2015	/s/ David Sturgeon
David Sturgeon
Executive Vice President and Chief Financial Officer